Exhibit No. 99

CONTACT:	REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FIRST QUARTER 2011 EARNINGS

MINNEAPOLIS, October 28, 2010 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion to $170 billion hair care industry, today reported first quarter net income of $18.3 million, or $0.30 per diluted share, up from the $7.8 million, or $0.14 per diluted share, reported in the comparable period in fiscal 2010. Absent non-operational items, prior year’s first quarter operational results were $0.30 per diluted share, equal to the current year’s results. A complete reconciliation of prior year’s reported earnings to operational earnings is included in today’s press release. A more comprehensive reconciliation of this and other measures is available on the Company’s website at www.regiscorp.com.

On October 8, 2010, the Company reported that revenues for the first quarter ended September 30, 2010 decreased 4.5 percent to $578 million, with first quarter total same-store sales declining 1.5 percent.

“We were very pleased with our results in the quarter as we continue to operate efficiently in a challenging but improving same-store sales environment,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer. “We expect visitation trends to normalize and believe that our focus on top-line growth will result in improved customer traffic. As a result, we continue to budget positive comps in the second half of fiscal 2011. Moreover, our second quarter is off to a good start with October same-store sales currently running slightly positive.”

On August 4, 2010, the Company announced that the Board of Directors authorized the exploration of strategic alternatives to enhance shareholder value. As was stated at that time, there can be no assurance that the review of strategic alternatives will result in any agreement or transaction. The Company does not intend to disclose developments with respect to this review unless and until the Board of Directors has approved a specific course of action.

As of September 30, 2010 Regis Corporation owned, franchised, or held ownership interest in 12,758 worldwide locations.

Regis Corporation will host a conference call discussing first quarter results today, October 28, 2010 at 3 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-2333. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4364220#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2010, the Company owned, franchised or held ownership interests in over 12,700 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women. In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue. Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan. System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the results and impact of the Company’s announcement to explore strategic alternatives; competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

as of September 30, 2010 and June 30, 2010

(In thousands, except per share data)

	September 30, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$194,835	$151,871
Receivables, net	24,894	24,312
Inventories	161,709	153,380
Deferred income taxes	16,897	16,892
Income tax receivable	17,834	46,207
Other current assets	34,581	36,203
Total current assets	450,750	428,865

Property and equipment, net	355,887	359,250
Goodwill	740,965	736,989
Other intangibles, net	116,308	118,070
Investment in and loans to affiliates	205,368	195,786
Other assets	84,152	80,612

Total assets	$1,953,430	$1,919,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$58,422	$51,629
Accounts payable	62,097	57,683
Accrued expenses	149,915	160,797
Total current liabilities	270,434	270,109

Commitments and contingencies

Long-term debt and capital lease obligations	381,247	388,400
Other noncurrent liabilities	255,223	247,770
Total liabilities	906,904	906,279

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,553,569 and 57,561,180 common shares at September 30, 2010 and June 30, 2010, respectively	2,878	2,878
Additional paid-in capital	334,850	332,372
Accumulated other comprehensive income	61,764	47,032
Retained earnings	647,034	631,011

Total shareholders’ equity	1,046,526	1,013,293

Total liabilities and shareholders’ equity	$1,953,430	$1,919,572

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2010	2009
Revenues:
Service	$439,529	$449,278
Product	128,605	126,191
Product sold to Premier (1)	—	19,962
Royalties and fees	10,111	10,119
	578,245	605,550
Operating expenses:
Cost of service	249,501	255,969
Cost of product	61,075	59,533
Cost of product sold to Premier (1)	—	19,962
Site operating expenses	49,009	52,676
General and administrative	74,074	72,560
Rent	85,108	85,825
Depreciation and amortization	26,044	27,191
Lease termination costs	—	3,577
Total operating expenses	544,811	577,293

Operating income	33,434	28,257

Other income (expense):
Interest expense	(8,923)	(27,316)
Interest income and other, net	777	2,232
Income from continuing operations before income taxes and equity in income of affiliated companies	25,288	3,173
Income taxes	(9,647)	(1,619)
Equity in income of affiliated companies, net of income taxes	2,679	3,057
Income from continuing operations	18,320	4,611

Income from discontinued operations, net of taxes	—	3,161

Net income	$18,320	$7,772

Net income per share:
Basic:
Income from continuing operations	0.32	0.09
Income from discontinued operations	—	0.06
Net income per share, basic	$0.32	$0.14	(2)
Diluted:
Income from continuing operations	0.30	0.09
Income from discontinued operations	—	0.06
Net income per share, diluted	$0.30	$0.14	(2)

Weighted average common and common equivalent shares outstanding:
Basic	56,629	54,143
Diluted	67,961	54,184

Cash dividends declared per common share	$0.04	$0.04

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

(2) Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)

SELECTED CASH FLOW DATA

(In thousands)

	Three Months Ended September 30,
	2010	2009

Net cash provided by operating activities	$64,184	$38,524
Net cash (used in) provided by investing activities	(19,853)	2,007
Net cash (used in) provided by financing activities	(5,566)	12,593
Effect of exchange rate changes on cash and cash equivalents	4,199	4,967
Increase in cash and cash equivalents	42,964	58,091

Cash and cash equivalents:
Beginning of year	151,871	42,538
End of year	$194,835	$100,629

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REGIS CORPORATION (NYSE: RGS)

Salon / Hair Restoration Center Counts and Revenues

	September 30,	June 30,
	2010	2010

SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,911	7,909
Franchise salons	2,017	2,020
Company-owned hair restoration centers	62	62
Franchise hair restoration centers	33	33
Ownership interest locations	2,735	2,704
Total, system-wide	12,758	12,728

SALON LOCATION SUMMARY

	September 30, 2010	June 30, 2010

NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,049	1,071
Salons constructed	4	14
Acquired	9	3
Less relocations	(4)	(11)
Salon openings	9	6
Conversions	—	—
Salons closed	(8)	(28)
Total, Regis Salons	1,050	1,049

MASTERCUTS
Open at beginning of period	600	602
Salons constructed	2	15
Acquired	—	—
Less relocations	(2)	(7)
Salon openings	—	8
Conversions	—	—
Salons closed	(3)	(10)
Total, MasterCuts Salons	597	600

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,374	2,300
Salons constructed	19	80
Acquired	—	—
Franchise buybacks	—	5
Less relocations	(1)	(3)
Salon openings	18	82
Conversions	—	—
Salons closed	—	(8)
Total company-owned salons	2,392	2,374

Franchise salons:
Open at beginning of period	119	122
Salons constructed	2	2
Acquired	—	—
Less relocations	—	—
Salon openings	2	2
Conversions	—	—
Franchise buybacks	—	(5)
Salons closed	(1)	—
Total franchise salons	120	119

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,512	2,493

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	September 30, 2010	June 30, 2010
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,100	1,114
Salons constructed	5	10
Acquired	—	—
Franchise buybacks	—	12
Less relocations	(2)	(2)
Salon openings	3	20
Conversions	—	—
Salons closed	(12)	(34)
Total company-owned salons	1,091	1,100

Franchise salons:
Open at beginning of period	1,034	1,022
Salons constructed	10	42
Acquired (2)	—	—
Less relocations	(2)	(6)
Salon openings	8	36
Conversions	3	9
Franchise buybacks	—	(12)
Salons closed	(7)	(21)
Total franchise salons	1,038	1,034

Total, Supercuts Salons	2,129	2,134

PROMENADE
Company-owned salons:
Open at beginning of period	2,382	2,450
Salons constructed	8	18
Acquired	17	—
Franchise buybacks	—	6
Less relocations	(4)	(10)
Salon openings	21	14
Conversions	—	—
Salons closed	(23)	(82)
Total company-owned salons	2,380	2,382

Franchise salons:
Open at beginning of period	867	901
Salons constructed	7	34
Acquired	—	—
Less relocations	(3)	(9)
Salon openings	4	25
Conversions	(3)	(9)
Franchise buybacks	—	(6)
Salons closed	(9)	(44)
Total franchise salons	859	867

Total, Promenade	3,239	3,249

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	September 30, 2010	June 30, 2010
INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	404	444
Salons constructed	2	2
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(1)	—
Salon openings	1	2
Conversions	—	—
Salons closed	(4)	(42)
Total, International salons	401	404

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,909	7,981
Salons constructed	40	139
Acquired	26	3
Franchise buybacks	—	23
Less relocations	(14)	(33)
Salon openings	52	132
Conversions	—	—
Salons sold	—	—
Salons closed	(50)	(204)
Total company-owned salons	7,911	7,909

Franchise salons:
Open at beginning of period	2,020	2,045
Salons constructed	19	78
Acquired (2)	—	—
Less relocations	(5)	(15)
Salon openings	14	63
Conversions	—	—
Franchise buybacks	—	(23)
Salons sold	—	—
Salons closed	(17)	(65)
Total franchise salons	2,017	2,020

Total Salons	9,928	9,929

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	62
Salons constructed	1	4
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(1)	(4)
Salon openings	—	—
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	62

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	September 30, 2010	June 30, 2010
Franchise hair restoration centers:
Open at beginning of period	33	33
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	—
Sites closed	—	—
Total franchise hair restoration centers	33	33

Total Hair Restoration Centers	95	95

Ownership interest locations	2,735	2,704

Grand Total, System-wide	12,758	12,728

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, Supercuts and Promenade concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended September 30,
(Dollars in thousands)	2010	2009
North American salons:
Regis	$107,504	$110,601
MasterCuts	42,040	41,092
SmartStyle	132,554	131,274
Supercuts	79,323	79,070
Promenade (2)	145,512	169,741
Total North American salons	506,933	531,778

International salons	35,058	38,799
Hair restoration centers	36,254	34,973
Consolidated revenues	$578,245	$605,550

Percent change from prior year	(4.5)%	(1.3)%

Same-store sales decrease (1)	(1.5)%	(4.5)%

(1) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly salon same-store sales are the sum of the same-store sales computed on a daily basis.  Salons relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. For the three months ended September 30, 2010, and 2009, the Company generated revenue of zero and $20.0 million, respectively, in product sold to Premier, which represented zero and 3.3 percent of consolidated revenues, respectively. The agreement was substantially complete as of September 30, 2009.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended September 30, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$397,321	$25,363	$16,845	$—	$439,529
Product	100,120	9,695	18,790	—	128,605
Royalties and fees	9,492	—	619	—	10,111
	506,933	35,058	36,254	—	578,245
Operating expenses:
Cost of service	227,297	12,728	9,476	—	249,501
Cost of product	49,733	5,245	6,097	—	61,075
Site operating expenses	46,329	2,190	490	—	49,009
General and administrative	29,878	2,952	8,579	32,665	74,074
Rent	73,618	8,670	2,264	556	85,108
Depreciation and amortization	17,232	1,087	3,143	4,582	26,044
Total operating expenses	444,087	32,872	30,049	37,803	544,811

Operating income (loss)	62,846	2,186	6,205	(37,803)	33,434

Other income (expense):
Interest expense	—	—	—	(8,923)	(8,923)
Interest income and other, net	—	—	—	777	777
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$62,846	$2,186	$6,205	$(45,949)	$25,288

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	For the Three Months Ended September 30, 2009
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$405,141	$28,193	$15,944	$—	$449,278
Product	97,188	10,606	18,397	—	126,191
Product sold to Premier (1)	19,962	—	—	—	19,962
Royalties and fees	9,487	—	632	—	10,119
	531,778	38,799	34,973	—	605,550
Operating expenses:
Cost of service	232,452	14,557	8,960	—	255,969
Cost of product	48,670	5,409	5,454	—	59,533
Cost of product sold to Premier (1)	19,962	—	—	—	19,962
Site operating expenses	48,750	2,671	1,255	—	52,676
General and administrative	27,787	2,835	8,421	33,517	72,560
Rent	73,593	9,404	2,282	546	85,825
Depreciation and amortization	17,920	1,500	3,014	4,757	27,191
Lease termination costs	25	3,552	—	—	3,577
Total operating expenses	469,159	39,928	29,386	38,820	577,293

Operating income (loss)	62,619	(1,129)	5,587	(38,820)	28,257

Other income (expense):
Interest expense	—	—	—	(27,316)	(27,316)
Interest income and other, net	—	—	—	2,232	2,232
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$62,619	$(1,129)	$5,587	$(63,904)	$3,173

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended September 30, 2010 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Absent non-operational items, prior year’s first quarter operational results were $0.30 per diluted share, equal to the current year’s results.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the three month periods ending September 30, 2010 and 2009 earnings.  The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ending September 30, 2009, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	September 30, 2010	September 30, 2009
	(Dollars)	(Dollars)
Diluted net income per share, as reported (U.S. GAAP) (1)	$0.299	$0.143

Adjustments:
Fees on pre-payment of debt (2) (5)	—	0.171
Lease termination costs (3) (5)	—	0.034
Discontinued operations (4) (5)	—	(0.050)
Diluted net income per share from operations, adjusted	$0.299	$0.298

(1) Diluted earnings per share, as reported for the three months ended September 30, 2010 were calculated under the if-converted method. Diluted weighted average common and common equivalent shares outstanding were 54.2 million shares for the three months ended September 30, 2009. The dilutive effect of the convertible debt was not included in the reported diluted earnings per share as the effect was anti-dilutive under the if-converted method.

(2) The first quarter ending September 30, 2009 included $18.0 million ($10.9 million after-tax) in expenses associated with the prepayment of debt.

(3) The first quarter ending September 30, 2009 included $3.6 million ($2.1 million after-tax) in expense associated with the lease termination costs as part of the store closing plan of up to 80 underperforming company-owned salons.

(4) The first quarter ending September 30, 2009 included $3.2 million in income from Trade Secret business, which is reported as discontinued operations.

(5) The earnings per share impact of the adjustments for the three months ended September 30, 2009 includes the convertible share common stock equivalent of 9.5 million additional shares as operational earnings are dilutive under the if-converted method.

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